UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2013

TELULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23212	36-3885440
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

311 South Wacker Drive, Suite 4300 Chicago, Illinois	60606-6622
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-8397

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), Telular Corporation (the “Company” or “Telular”) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment of the Loan and Security Agreement, dated as of February 1, 2012 (as amended, modified, supplemented or restated from time to time), by and among the Company, Silicon Valley Bank, as administrative agent, and the other parties and lenders thereto. No penalties were due in connection with such repayments.

On June 24, 2013, following the consummation of the Merger, the Registration Rights Agreement, dated February 1, 2012, between the Company and the selling stockholders thereto, pursuant to which the Company filed with the U.S. Securities and Exchange Commission (“SEC”) the Registration Statement on Form S-3, Registration No. 333-179428 on February 8, 2012, was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 29, 2013, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, ACP Tower Holdings, LLC, a Delaware limited liability company (“Parent”) and ACP Tower Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary commenced a tender offer to purchase all of the outstanding shares of common stock, par value $0.01 per share, of Telular (“Shares”) at a price of $12.61 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes thereon, subject to the terms and conditions set forth in the Merger Agreement, the Offer to Purchase, dated May 10, 2013, and the related Letter of Transmittal, each as amended and supplemented from time to time.

The Offer expired at 10:00 a.m. (New York City time) on Monday, June 24, 2013. Continental Stock Transfer & Trust Company, the depository for the Offer, has advised that, as of the expiration of the Offer, approximately 14,260,497 Shares (including 276,278 Shares subject to notices of guaranteed delivery) were validly tendered in, and not validly withdrawn from, the Offer, representing approximately 82% of the outstanding Shares.

On June 24, 2013, Avista Capital Partners issued a press release announcing that Merger Subsidiary accepted for payment all Shares that were validly tendered and not validly withdrawn prior to expiration of the Offer in accordance with the terms of the Offer. All Shares that were validly tendered and not validly withdrawn in the Offer have been accepted for purchase and payment at the Offer Price, and all holders of these Shares will be paid promptly in accordance with the terms of the Offer.

On June 24, 2013, following the acceptance of Shares validly tendered in the Offer, Merger Subsidiary also exercised its top-up option under the Merger Agreement to purchase from the Company a number of Shares (the “Top-Up Shares”), at a price per share equal to the Offer Price, such that, when added to the Shares already owned by Parent and its subsidiaries at the time of exercise of the top-up option, constituted at least one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis (which assumes conversion or exercise of all derivative securities convertible or exercisable into Shares regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof).

Following the exercise of the top-up option, on June 24, 2013, pursuant to the Merger Agreement, Merger Subsidiary merged with and into Telular, with Telular surviving the merger as a wholly owned subsidiary of Parent (the “Merger”) in accordance with the short-form merger provisions of the Delaware General Corporation Law (the “DGCL”). The Merger became effective (the “Effective Time”) on June 24, 2013 upon the filing by Merger Subsidiary of a certificate of merger with the Secretary of State of the State of Delaware. Also on June 24, 2013, Avista Capital Partners and the Company issued a joint press release announcing the consummation of the Merger. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger, and to pay related fees and expenses, was approximately $273.6 million, a portion of which was funded from equity contributions from Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P. and their respective affiliates. Another portion of the funds used to acquire the Company was funded from proceeds received by Merger Subsidiary in connection with debt financing provided by SunTrust Bank, as administrative agent under the New First Lien Credit Agreement and New Second Lien Credit Agreement (as each term is defined below), and a syndicate of other lenders.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2013 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Overview

On June 24, 2013, the Company, as the borrower, entered into (i) the First Lien Credit Agreement, dated as of June 24, 2013, with Merger Subsidiary, as initial borrower, Parent, SunTrust Bank, as administrative agent (the “First Lien Administrative Agent”), and the several banks and other financial institutions or entities from time to time party thereto (the “New First Lien Credit Agreement”) and (ii) the Second Lien Credit Agreement, dated as of June 24, 2013, with Merger Subsidiary, as initial borrower, Parent, SunTrust Bank, as administrative agent (the “Second Lien Administrative Agent”), and the several banks and other financial institutions or entities from time to time party thereto (the “New Second Lien Credit Agreement”, together with the First Lien Credit Agreement, the “New Credit Agreements”).

The New First Lien Credit Agreement provides for (i) term loans in an aggregate principal amount of $92,500,000 (the “First Lien Term Facility” and the loans thereunder the “First Lien Term Loans”) and (ii) a revolving loan of up to $20,000,000 (including revolving loans, swingline loans and letters of credit) (the “Revolving Credit Facility”), in each case under the new first lien senior secured loan facilities (the “First Lien Credit Facilities”). The New Second Lien Credit Agreement provides for term loans in an aggregate principal amount of $37,500,000 under the new second lien senior secured term loan facility (the “Second Lien Term Facility”and the loans thereunder the “Second Lien Term Loans” and, the Second Lien Term Facility together with the First Lien Credit Facilities, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the first lien term loans and second lien term loans were drawn, and no revolving loans were drawn.

Interest Rate and Fees

At the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facilities will be based on a fluctuating rate of interest determined by reference to either (i) a base rate determined by reference to the higher of (a) the “prime rate” of SunTrust Bank (b) the federal funds effective rate plus 0.50% and (c) the Eurocurrency rate applicable for an interest period of one month plus 1.00%, plus an applicable margin equal to (x) 3.25%, in the case of the First Lien Term Loans, (y) 3.25% in the case of the Revolving Credit Facility or (z) 7.00% in the case of the Second Lien Term Loans or (ii) a Eurocurrency rate determined by reference to LIBOR, adjusted for statutory reserve requirements, plus an applicable margin equal to (x) 4.25%, in the case of the First Lien Term Loans, (y) 4.25% in the case of the Revolving Credit Facility or (z) 8.00% in the case of the Second Lien Term Loans. Borrowings under the First Lien Term Facility and Second Lien Term Facility will be subject to a floor of 1.25% in the case of Eurocurrency loans. The applicable margin for loans under the Revolving Credit Facility will be adjusted after the completion of the Company’s first full fiscal quarter after the closing of the Merger based upon the Company’s first lien net leverage ratio.

Prepayments

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) a percentage of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or any of its Restricted Subsidiaries (as defined in the New Credit Agreements) in excess of a certain amount and subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from the issuance or incurrence of debt by the Company or any of its Restricted Subsidiaries (other than indebtedness permitted by the New Credit Facilities); and (3) 50% (with step-downs to 25% and 0% based upon achievement of specified total net leverage ratios) of annual excess cash flow of the Company and its Restricted Subsidiaries. Subject to certain prepayment premiums and penalties and the payment of customary “breakage” costs, the Company may voluntarily prepay outstanding loans at any time.

Amortization

The First Lien Term Loans have a six-year maturity and the Revolving Credit Facility has a five-year maturity. The Second Lien Term Loans have a seven-year maturity. The principal amount of the First Lien Term Loans amortizes in quarterly installments equal to 5.0% of the original principal amount of the First Lien Term Loans, with the balance payable at maturity. Neither the Revolving Credit Facility or the Second Lien Term Loans amortize, however each is repayable in full at maturity.

Guaranty and Security

In connection with the New Credit Facilities, Parent, Merger Subsidiary, the Company and certain of the Company’s subsidiaries (the “Subsidiary Guarantors”), entered into a (i) First Lien Guaranty and Collateral Agreement (the “First Lien Guaranty and Collateral Agreement”), dated as of June 24, 2013, in favor of the First Lien Administrative Agent and (ii) a Second Lien Guaranty and Collateral Agreement (the “Second Lien Guaranty and Collateral Agreement”, together with the First Lien Guaranty and Collateral Agreement, the “Guaranty and Collateral Agreements”), dated as of June 24, 2013, in favor of the Second Lien Administrative Agent. Pursuant to the Guaranty and Collateral Agreements, Parent, Merger Subsidiary, the Company and the Subsidiary Guarantors guaranteed amounts borrowed under the New Credit Facilities. Pursuant to the Guaranty and Collateral Agreements, amounts borrowed under the New Credit Facilities and any swap agreements and cash management arrangements provided by any lender party to the New Credit Facilities or any of its affiliates are secured (i) with respect to the First Lien Credit Facilities, on a first priority basis and (ii) with respect to the Second Lien Term Facility, on a second priority basis, by a perfected security interest in substantially all of the Company’s, Parent’s, Merger Subsidiary’s and each Subsidiary Guarantor’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of each of the Company’s direct and indirect wholly-owned material Restricted Subsidiaries, including the Company (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries).

Certain Covenants and Events of Default

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Company and its Restricted Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business, in each case, subject to certain limited exceptions. In addition, under the New Credit Facilities, the Company and its Restricted Subsidiaries will be required to not exceed a specified total net leverage ratio or consolidated interest coverage ratio.

The New Credit Facilities contain customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. The Company’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the above-described financial ratios. Failure to comply with this ratio or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Agreements.

Certain Relationships

The lenders under the New Credit Agreements and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2013, the Company notified the NASDAQ Global Select Market (“Nasdaq”) of the completion of the Merger and requested that trading of Shares on Nasdaq be suspended. As a result of the Merger, the Company no longer meets the numerical listing requirements of the Nasdaq. The Company also requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act. Trading of the Shares on Nasdaq was suspended as of the close of trading on June 24, 2013.

Item 3.02.     Unregistered Sale of Equity Securities.

Pursuant to the terms of the Merger Agreement, following the consummation of the Offer, Merger Subsidiary was entitled to purchase from Telular, at a price per Share equal to the Offer Price, that number of Top-Up Shares that, when added to the Shares already owned by Parent and its subsidiaries at the time of exercise of such top-up option, constitutes at least one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully diluted basis (which assumes conversion or exercise of all derivative securities convertible or exercisable into Shares regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof).

On June 24, 2013, Merger Subsidiary exercised its top-up option pursuant to the Merger Agreement to purchase, and the Company issued to Merger Subsidiary, 17,000,000 Top-Up Shares, at a price per Share equal to the Offer Price. Merger Subsidiary paid for the Top-Up Shares by delivery of cash and a promissory note. The Top-Up Shares issued to Merger Subsidiary pursuant to the top-up option were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.      Material Modification to Rights of Security Holders.

At the Effective Time, each outstanding Share (other than Shares held by Telular as treasury stock or owned by Parent, Merger Subsidiary or any subsidiary of Telular, and other than Shares held by a holder who has properly demanded and perfected appraisal rights in accordance with Section 262 of the DGCL) was converted into the right to receive an amount equal to the Offer Price, without interest and less any applicable withholding taxes thereon (the “Merger Consideration), upon the terms and subject to the conditions set forth in the Merger Agreement.

At the Effective Time, each holder of a certificate formerly representing any Shares no longer had any rights with respect to the Shares, except for the right to receive the Merger Consideration upon surrender thereof.

The information set forth under Item 3.01 is hereby incorporated by reference into this Item 3.03.

Item 5.01.     Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on June 24, 2013, a change of control of the Company occurred. At the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger, and to pay related fees and expenses, was approximately $273.6 million, a portion of which was funded from equity contributions from Avista Capital Partners III, L.P., Avista Capital Partners (Offshore) III, L.P. and their respective affiliates. Another portion of the funds used to acquire the Company was funded from proceeds received by Merger Subsidiary in connection with debt financing provided by SunTrust Bank, as administrative agent under the New First Lien Credit Agreement and New Second Lien Credit Agreement, and a syndicate of other lenders.

The information set forth in Items 2.01 and 5.02 are hereby incorporated by reference into this Item 5.01.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Certain Directors

In accordance with the Merger Agreement, as of the Effective Time, each director of Telular, including Lawrence S. Barker, Joseph A. Beatty, Betsy Bernard, Brian J. Clucas, John W. Handy, Jeffrey Jacobowitz and M. Brian McCarthy (collectively, the “Former Directors”), resigned from the board of directors of the Company and, in connection therewith, the Former Directors ceased serving on any committees of which such Former Directors were members. Information on the positions held by the Former Directors on any committee of the board of directors of the Company at the time of the Former Directors’ resignation is set forth under the caption “Board Committees and Meetings” in the Company’s definitive Proxy Statement filed with the SEC on December 19, 2012 and is hereby incorporated by reference into this Item 5.02

Brendan Scollans, Robert Girardi, Allen Yurko and Phil Seskin were elected as new members of the board of directors of the Company. Committees of the board of directors have not been established.

Departure and Appointment of Certain Officers

In accordance with the Merger Agreement, as of the Effective Time, each officer of Telular, including Joseph A. Beatty, Jonathan Charak, George S. Brody, Henry Popplewell, Pat Barron, Jerry Deutsch, Christopher Bear and Shawn Welsh, were no longer deemed to be officers of the Company. In addition, Mr. Beatty's resignation as chief executive officer of the Company became effective as of the Effective Time.

Allen Yurko was appointed President and Chief Executive Officer of the Company. Mr. Yurko joined Avista Capital Partners in July 2010, where he is an Industry Executive, focused on investing in growth oriented industrial and business services companies. Prior to joining Avista, Mr. Yurko was an Industrial Partner at DLJMB from May 2007 to June 2010. Jonathan Charak was re-appointed as Senior Vice President, Chief Financial Officer and Secretary of the Company, a position that Mr. Charak has held since March 2008.

Compensatory Arrangements

Pursuant to the Merger Agreement, each stock option to purchase Shares, including options that were granted under any Telular stock plan (each, an “Option”) outstanding immediately prior to the Effective Time that had an exercise price that was less than the Offer Price, whether or not exercisable or vested, was converted into the right to receive an amount in cash determined by multiplying (i) the excess of the Offer Price, without interest and less any applicable withholding taxes thereon, over the exercise price of such Option by (ii) the number of Shares subject to such Option, which amount will be paid through Telular's payroll (to the extent applicable) promptly after the Effective Time (but in no event later than three business days after the Effective Time).

Additionally, each restricted stock unit with respect to Shares that was granted under a Telular stock plan (each, an “RSU”) that was outstanding immediately prior to the Effective Time, whether earned or unearned, vested or unvested, was cancelled and converted into the right to receive (i) an amount in cash equal to (A) the number of Shares subject to such RSU immediately prior to the Effective Time (which for unearned, performance-based RSUs was equal to the target number of Shares subject to each such award of performance-based RSUs) multiplied by (B) the Offer Price, without interest and less any applicable withholding taxes thereon, which amount will be paid through Telular's payroll (to the extent applicable) promptly after the Effective Time (but in no event later than three business days after the Effective Time).

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s (i) certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, (ii) bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be identical to the bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “Telular Corporation.”

A copy of the amended and restated certificate of incorporation and bylaws of Telular are attached hereto as Exhibits 3.1 and 3.2, respectively, and are hereby incorporated by reference into this Item 5.03.

Item 9.01.       Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Telular Corporation

3.2	Amended and Restated By-laws of Telular Corporation

99.1	Joint Press Release, dated June 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELULAR CORPORATION

Dated: June 24, 2013	By:	/s/ Jonathan M. Charak
		Name:	Jonathan M. Charak
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Telular Corporation

3.2	Amended and Restated By-laws of Telular Corporation

99.1	Joint Press Release, dated June 24, 2013